Exhibit 1.01

Investor Relations	Media Relations
Monish Bahl	Lorretta Gasper
CDC Corporation	CDC Corporation
678-259-8510	678-259-8631
mbahl@cdcsoftware.com	lgasper@cdcsoftware.com
FOR IMMEDIATE RELEASE
CDC Software to Hold Third Quarter 2009 Earnings Call on
November 23, 2009 at 8:00 AM EST
SHANGHAI, ATLANTA — Nov. 18, 2009 — CDC Software (NASDAQ: CDCS) will hold a conference call to discuss the company’s third quarter 2009 earnings and operating results on Monday, November 23, 2009, at 8:00 A.M. EST. An earnings release will precede the call, posting to the wires on Sunday, November 22, 2009.
•	To listen, call the access number a few minutes before the scheduled start time of the call.

•	Date: Monday, Nov. 23, 2009

•	Time: 8:00 A.M. EST
USA and Canada Toll Free Number: (888) 603-6873
Int’l/Local Dial-In #: (973) 582-2706
The conference ID number is 35254524 and the call leader is Mr. Monish Bahl.
Webcast Link: Investors are invited to listen to a live webcast of the conference call which can be accessed through the investor section of the CDC Software website at www.cdcsoftware.com. The call can also be accessed through www.streetevents.com. To listen to the call, please go to the website at least 15 minutes prior to the call and download any necessary audio software.
For those unable to call in, a digital instant replay will be available after the call until December 7, 2009. Conference ID: 35254524
Encore Dial In #: (800) 642-1687
Encore dial In #: (706) 645-9291
About CDC Software
CDC Software (NASDAQ: CDCS) is a provider of enterprise software applications designed to help organizations deliver a superior customer experience while increasing efficiencies and profitability. CDC Software’s product suite includes: CDC Factory (manufacturing operations management), Ross ERP (enterprise resource planning) and SCM (supply chain management), CDC Supply Chain (supply chain management ,warehouse management and order management), Pivotal CRM and Saratoga CRM (customer relationship management), Respond (customer complaint and feedback management), c360 CRM add-on products, industry solutions and development tools for the Microsoft Dynamics CRM platform, Platinum HRM (human resources) and business analytics solutions.
These industry-specific solutions are used by more than 6,000 customers worldwide within the manufacturing, financial services, health care, home building, real estate, wholesale and retail distribution industries. The company also offers a full portfolio of services that span the life cycle of its software applications. For more information, please visit www.cdcsoftware.com